Don McDonald
CFO
Skinny Nutritional Corp.
3 Bala Plaza East, Ste. 101
Bala Cynwyd, PA 19004
610-784-2000 Ext. 103
Don@Skinnyco.com

FOR IMMEDIATE RELEASE

Skinny Nutritional Corp. Announces Agreement to Acquire “Skinny” Trademarks for $750,000

Transaction Expected to Improve Gross Margins

BALA CYNWYD, PA. MAY 27TH, 2009--- SKINNY NUTRITIONAL CORP. (OTCBB: SKNY), today announced it has entered into an agreement with Peace Mountain Natural Beverages Corporation to acquire the trademark “Skinny Water®” and other related “Skinny” Marks.

Ron Wilson, Chief Executive Officer stated “Owning these trademarks directly is expected to have a significant positive impact on our gross margins.  In addition, the acquired trademarks go beyond Skinny Water to include Skinny Teas, Skinny Smoothies, Skinny Shakes, Skinny Java, and others.  Further, the ownership of a family of “Skinny” trademarks will allow the company to pursue an aggressive national and international distribution plan to build “Skinny” beverages into a global brand.”

In consideration for the acquisition of the trademarks, Skinny Nutritional will pay to Peace Mountain an aggregate amount of $750,000 subject to the terms of the purchase agreement.  In addition, in connection with this transaction, Peace Mountain’s principal officer will enter into a consulting agreement to provide consulting services to Skinny Nutritional in connection with its acquisition and exploitation of the trademarks.  Skinny Nutritional will also issue to Peace Mountain’s principal officer in consideration of the foregoing, warrants to purchase shares of common stock.  Closing of the transaction is subject to customary conditions, including Skinny Nutritional’s receipt of stockholder approval to increase its authorized capital stock, which will enable the warrant to be exercisable.  The agreement to acquire the trademarks was entered into in connection with the company’s agreement with Peace Mountain to settle the pending arbitration proceeding.

The Skinny Water lineup features six great tasting flavors, including Acai Grape Blueberry (Hi-Energy), Raspberry Pomegranate (Crave Control), Orange Cranberry Tangerine (Wake Up) Goji Fruit Punch (Shape), Lemonade Passionfruit (Total-V), and Peach Mango Mandarin (XXX-Detox). Every bottle of Skinny Water has calcium, potassium, and EGCG and has zero calories, sugar, sodium, no preservatives, and all natural colors and flavors.

About Skinny Nutritional Corp.

Headquartered in Bala Cynwyd, Pa., Skinny Nutritional Corp. is the exclusive worldwide distributor of Skinny Water®, a zero-calorie, zero-sugar, zero-sodium and zero-preservative enhanced water. Skinny Water comes in six great tasting flavors that include Acai Grape Blueberry, Goji Fruit Punch, Peach Mango Mandarin, Raspberry Pomegranate, Orange Cranberry Tangerine and Lemonade Passionfruit. Skinny Nutritional Corp. also expects to launch additional branded products, including Skinny Tea®, and other Skinny branded beverages. For more information, visit www.SkinnyWater.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the Company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Skinny Nutritional Corp.
Don McDonald
CFO
610-784-2000 Ext 103
DON@SKINNYCO.COM